HABANERO RESOURCES INC.

1205-789 West Pender Street

Vancouver, BC

CANADA V6C 1H2

PARTICIPATION AGREEMENT

July 14, 2004

Attn: Bernard McDougall

MICRON ENVIRO SYSTEMS, INC.

1205-789 West Pender Street

Vancouver, BC

CANADA V6C 1H2

RE:

Telesis – Charles Long  #1

Jones County, Texas

Dear Mr. McDougall:

This Letter sets out our agreement relative to the above captioned Charles Long #1 Well Prospect in Jones County, Texas.

1.

Telesis Operating Co., Inc./Telesis Oil & Gas (“Telesis”) are the owners of certain oil and gas leasehold rights and interests in the Charles Long Lease(s), situated in Section No. 1, MEP&P RR CO Survey,  Abstract No. 273, Jones County, Texas, containing 106 acres of land, more or less.

2.

Telesis propose to re-enter/drill out the Charles Long #1 Well to an estimated depth of 2,750 feet, and if warranted, to complete and produce from the Cook Sands that range in depths from approximately 2,495 feet to 2,520, and/or other potential commercially productive formations as the case may be.

3.

Habanero Resources Inc. (“Habanero”) owns a 1/32nd (3.125%) Working Interest  in the above described proposed well and lease proration unit, pursuant to a Participation Agreement with Telesis dated May 1, 2004, a copy of which is attached and incorporated in full as Schedule “A”.

4.

Habanero agrees to sell and you agree to purchase a 1/64th (1.5625%) Working Interest  in the above described proposed well and lease proration unit.

5.

Your Turnkey Costs of leasehold, drilling, one (1) initial completion and equipping of the initial Charles Long #1 Well shall be paid as follows:

(a)

Your Turnkey Costs for the “Total Re-Entry” as aforesaid is due and payable as of the date of acceptance of this Agreement.

All of the Turnkey Costs and Payments required and described in (a)  above represents your sole costs for the leasehold, drilling and one (1) initial completion attempt in the Cook Sand in the Charles Long #1 Well, and includes equipping the well for production.

6.

All operations for said well(s) and lease shall be conducted by and through Telesis Operating Co., Inc. of Fort Worth, Texas. Further, all operations for said well(s) and lease(s) are subject to that certain Operating Agreement, by and between Telesis Operating Co., Inc., as Operator, et al, as Non-Operator, a copy of which is attached and incorporated as Schedule “B”.

7.

Nothing in this letter agreement or otherwise creates any mining or other partnership or joint venture. The liability of the parties is several and not joint or collective.

8.

The undersigned represents that they have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and that they have financial resources sufficient to bear the same. Habanero makes no warranties or representations as to the ultimate return on investment and/or financial results of this investment.    You agree to indemnify and hold Habanero harmless against any and all claims and demands made by any third parties as a result of any subsequent transactions made by you relative to the interests acquired by you pursuant to this agreement.

9.

These oil and gas interests are offered in reliance upon the exemption provided for under Section 4 (2) of the Securities Act of 1933, As Amended, and Regulation D promulgated thereunder and similar exemptions provided by State Law.

10.

For all purposes hereunder this agreement, the undersigned hereby constitutes and appoints Telesis Operating Co., Inc. as their true and lawful attorney-in-fact, for them and in their name, place and stead and for its use and benefit to execute, acknowledge, swear certify, verify, deliver, record, file, and publish as necessary or advisable all gas purchase contracts, farmout agreements, unitization agreements, re-assignments of interests pursuant to operating agreement non-consent provisions, and all other instruments such attorney-in-fact shall consider necessary, advisable or convenient in connection with or for the purpose of conducting prudent operations on the wells, lands and leases covered hereby.

If the above sets out your entire understanding of our agreement, please execute in the space provided below and return one (1) copy of this Participation Agreement and your check payable to Habanero Resources Inc. (Ref: Turnkey Costs – Charles Long  #1 Well) in the amount of $ 2,966.50 (US)  covering your Turnkey Costs of your working interest for the Total Re-Entry Costs of the Charles Long #1 Well.

Very truly yours,

/s/ Jason Gigliotti

HABANERO RESOURCES INC.

By:      Jason Gigliotti

President

ACCEPTED AND AGREED TO:

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

By:  ______________________________________

                                              (Signature)

Print Name: Bernard McDougall

Date:

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